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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-59918, 33-59916, 33-59920, 33-91900, 33-92684, 333-19487 and
333-26565) pertaining to the Davstar Industries Ltd. Stock Option Plan, 1992 Employee Stock Option Plan, the Non-Employee Directors Stock Option Plan, the Davstar Industries, Ltd. 1994 Stock Incentive Plan, Dacomed 1989 Stock Option Plan, 1996 Directors Non-Qualified Stock Incentive Plan, Employee Stock Purchase Plan, Advanced Surgical 1992 Stock Plan and Employee Reserved Stock Agreements, the X-Cardia 1996 Stock Option Plan and the Microsurge, Inc. Stock Option Plan of Urohealth Systems, Inc. of our report dated May 9, 1997 included in Urohealth Systems, Inc.'s Annual Report on Form 10-K on our audits of the financial statements of Microsurge, Inc. as of March 31, 1997 and 1996 and for the year ended March 31, 1997, the nine months ended March 31, 1996 and the year ended December 31, 1995 (not separately included therein).

                                             /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
July 11, 1997